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                                                                     Exhibit 5.8


                        KENNETH MCNAUGHTON, M.Sc., P.ENG.









April 28, 2006



British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Nova Scotia Securities Commission
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office
United States Securities and Exchange Commission

Ladies and Gentlemen:

SILVER STANDARD RESOURCES INC.
SHORT FORM PROSPECTUS DATED APRIL 28, 2006 (THE "PROSPECTUS")
REGISTRATION STATEMENT ON FORM F-10 DATED APRIL 28, 2006 AND ANY AMENDMENTS THERETO, INCLUDING POST EFFECTIVE AMENDMENTS (THE "REGISTRATION STATEMENT")

I refer to the material change reports dated January 3 and January 16, 2006 in respect of the results from the exploration programs on the Berenguela Project, for which I am the Qualified Person as defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects (the "Reports").

I consent to the use of my name and references to the Reports, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Prospectus and Registration Statement.

I have read the Prospectus and the Registration Statement of the Company and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Reports or that are within my knowledge as a result of the preparation of the Reports.


Yours truly,


/s/ Kenneth McNaughton

Kenneth McNaughton, M.Sc., P.Eng.
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                        KENNETH MCNAUGHTON, M.Sc., P.ENG.









April 28, 2006



British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Nova Scotia Securities Commission
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office
United States Securities and Exchange Commission

Ladies and Gentlemen:

SILVER STANDARD RESOURCES INC.
SHORT FORM PROSPECTUS DATED APRIL 28, 2006 (THE "PROSPECTUS")
REGISTRATION STATEMENT ON FORM F-10 DATED APRIL 28, 2006 AND ANY AMENDMENTS THERETO, INCLUDING POST EFFECTIVE AMENDMENTS (THE "REGISTRATION STATEMENT")

I refer to the material change reports dated January 4, January 9, February 1, February 28, March 1, March 6, April 10 and April 25, 2006 in respect of the results from the exploration programs on the Pitarrilla Project, for which I am the Qualified Person as defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects (the "Reports").

I consent to the use of my name and references to the Reports, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Prospectus and Registration Statement.

I have read the Prospectus and the Registration Statement of the Company and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Reports or that are within my knowledge as a result of the preparation of the Reports.

Yours truly,


/s/ Kenneth McNaughton

Kenneth McNaughton, M.Sc., P.Eng.